Exhibit 24.1

    IBM
   New Orchard Road
   Armonk, NY 10504

      February 10, 2015

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of Martin J. Schroeter, an executive officer of IBM, any Securities and Exchange Commission forms or documents in connection with any transactions by Martin J. Schroeter in IBM securities, including without limitation Form 3, Form 4, Form 5, or Form 144 under the Act.

E. Barth  _____________/s/ E. Barth___________________

J. Bell   _____________/s/ J. Bell____________________

P. Charouk  _____________/s/ P. Charouk_________________

M. Clemens  _____________/s/ M. Clemens_________________

C. A. Hall  _____________/s/ C. A. Hall_________________

G. A. Kuehnel  _____________/s/ G. A. Kuehnel______________

L. M. Lalli  _____________/s/ L. M. Lalli________________

L. Mallardi  ____________/s/ L. Mallardi_________________

This authorization shall remain in effect for as long as Martin J. Schroeter remains an executive officer of IBM.

    Very truly yours,

    /s/ Christina M. Montgomery

    Christina M. Montgomery
    Vice President, Assistant General Counsel
    and Secretary